AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           NEIGHBORS BANCSHARES, INC.


1.   NAME. The name of the Corporation is NEIGHBORS BANCSHARES, INC.
     ----

2.   AUTHORIZED CAPITAL.
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     (a)  The Corporation is authorized to issue 10,000,000 shares of common stock, $.50 par value (the "Common Stock"), and 10,000,000 shares of preferred stock, no par value (the "Preferred Stock").

     (b) The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Georgia to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and relative rights of the shares of each such series and the qualifications, or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (i) The number of shares constituting that series and the distinctive designation of that series;

          (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of that series;

          (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount


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               may vary under different conditions and at different redemption rates;

          (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

        (viii) Any other relative rights, preferences and limitations of that series.

3.   REGISTERED AGENT AND REGISTERED OFFICE. The name and address of the
     --------------------------------------
     initial Registered Agent and the Registered Office of the Corporation are as follows:

        NAME                               ADDRESS(INCLUDING COUNTY)
        ----                               -------------------------

        Barbara Lebow, Esq.                11285 Elkins Road
                                           Building E
                                           Roswell, Georgia  30076
                                           (Fulton County)

4.   INCORPORATOR. The name and address of the incorporator(s) are as
     ------------
     follows:

        NAME                               ADDRESS
        ----                               -------

        James Williams                     11285 Elkins Road
                                           Building E
                                           Roswell, Georgia  30076

        Phil Baldwin                       11285 Elkins Road
                                           Building E
                                           Roswell, Georgia  30076

5.   PRINCIPAL OFFICE. The mailing address of the initial principal office of
     ----------------
     the Corporation is as follows:

                                11285 Elkins Road
                                Building E
                                Roswell, Georgia  30076


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6.   PERSONAL LIABILITY OF BOARD OF DIRECTORS.
     ----------------------------------------

     (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:

          (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

          (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         (iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distributions of corporate assets to shareholders; or

          (iv) any transaction from which the director derived an improper material tangible personal benefit.

     (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

7.   SHAREHOLDER ACTION BY WRITTEN CONSENT. Any action required by law or by
     -------------------------------------
     the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation, and any action which may be taken at such a meeting, may be taken without a meeting, if written consent, setting forth the action so taken, is signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten (10) days after taking such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent

8.   INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall, to the
     -----------------------------------------
     fullest extent permitted by the provisions of the Georgia Business Corporation Code, as the same may be amended and supplemented (the "Code"), indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities, or other matters referred to in or covered by the Code. Any indemnification effected under this provision


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     shall not be deemed exclusive of rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

9.   CONSTITUENCIES.
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     (a)  The Board of Directors, when evaluating any offer of another party (i)
          to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or effect a share exchange or similar transaction with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and (B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.

     (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 8 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

10.  SEVERABILITY. Should any provision of these Articles of Incorporation,
     ------------
     or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.


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     IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated
Articles of Incorporation, this 20th day of August, 2002.



                                   NEIGHBORS BANCSHARES, INC.


                                   By:    /s/ Phil Baldwin
                                      -----------------------------------

                                   Name:  Phil Baldwin
                                        ---------------------------------

                                   Title: President and CEO
                                         --------------------------------


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